UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2011

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1560 West 190th Street, Torrance, California		90501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 6, 2011, the registrant and Arens Controls Company, L.L. C. ("Arens") entered into a Partial Settlement Agreement, dated January 5, 2011 (the "Settlement Agreement"), pursuant to which the parties agreed to a mechanism to resolve their dispute with respect to certain claims made by Arens in connection with its action captioned Arens Controls Company, L.L.C. v. Enova Systems, Inc., filed in 2008 with the Northern District of Illinois of the U.S. District Court (the "Legal Action").

In the Legal Action, Arens had asserted eight counts against registrant, including certain claims regarding inventory asserted to be valued at $1,670,677 (the "Inventory Claim"), a claim for payment under certain invoices, and claims for certain other monetary obligations of the registrant to Arens. Under the terms of the Settlement Agreement:

- the registrant paid $327,113 directly to Arens. In return, Arens is to dismiss with prejudice all but two of the counts under the Legal Action.

- the registrant paid $1,670,677 into an escrow account (the "Escrow Funds") as consideration towards the acquisition of certain inventory that is the subject of the Inventory Claim (the "Inventory"). The Settlement Agreement gave the registrant the right to inspect the Inventory and, within twenty-four (24) hours following completion of the inspection, to either accept or reject the Inventory, in which case certain claims would either be resolved or remain outstanding as described herein. If the registrant accepted the Inventory, then (a) the Inventory was to be shipped to the registrant and the Escrow Funds would be released from the escrow to Arens as provided in the Settlement Agreement and (b) upon receipt of the Escrow Funds, Arens would be deemed to have released the registrant from any liability for the Inventory Claim, though Arens would not be deemed to have released the registrant from (but instead will be deemed to have preserved its claims under) two of the counts in the Legal Action. If the registrant rejected the Inventory, then no settlement on the Inventory Claim would have occurred, the Escrow Funds would be returned to the registrant, and Arens would not be deemed to have released, but instead would be deemed to have expressly preserved, the Inventory Claim.

On January 14, 2011, the registrant and Arens entered into Amendment No. 1 to Partial Settlement Agreement (the "Amendment"). Pursuant to the Amendment, the parties amended the Settlement Agreement to reduce the consideration for the Inventory by $173,215.17, thus reducing the total Inventory consideration from $1,670,677 to $1,497,461.83. Concurrently therewith, the registrant elected to accept the Inventory at the price of $1,497,461.83 and the escrow agent was instructed to pay from escrow to the registrant the sum of $173,215.17 and to Arens all remaining funds in the escrow. As a result of such amendment and delivery of instructions to the escrow agent, the rights of the parties under the Settlement Agreement became fixed, the registrant will receive from Arens the Inventory per the terms of the Settlement Agreement and Arens is deemed to have released the registrant from any liability for the Inventory Claim (though Arens has not released the registrant from, but instead is deemed to have preserved its claims under, two of the counts in the Legal Action).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

January 19, 2011	By:	/s/ Michael Staran

Name: Michael Staran
Title: Chief Executive Officer